CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 of our report dated May 14, 2001 relative to our audit of the financial statements of Myairmiles.com, Inc. at April 30, 2001, and for the period from September 30, 1999 (date of inception) to April 30, 2001, and to the reference to our firm under the heading "Experts" therein. This consent is applicable to any amendments to this registration statement and any incorporation by reference in a registration of additional securities pursuant to Rule 462(b).




Boros & Farrington PC
San Diego, California
May 14, 2001